  Exhibit 99.1

ICON Income Fund Ten, LLC
2012 Year End Liquidation Update

This update is intended to give registered representatives and the investors in ICON Income Fund Ten, LLC (“Fund Ten”) a description of Fund Ten’s activities throughout the 2012 calendar year and an outlook for the future.

As Fund Ten’s manager, ICON Capital, LLC actively and prudently manages Fund Ten’s portfolio to yield the best possible results for investors.  As a public program, Fund Ten has reported to you regularly through quarterly, annual and current reports filed with the Securities and Exchange Commission.  These important disclosure documents provide comprehensive required information.

As you are already aware, Fund Ten entered into its liquidation period on May 1, 2010 and distributions began to fluctuate monthly based on the proceeds being generated by Fund Ten’s portfolio.  During the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity and equipment coming off lease is sold. Accordingly, distributions are no longer paid at a constant distribution rate on a regularly scheduled basis and, therefore, the amount of distributions continues to fluctuate as Fund Ten’s portfolio continues to wind down and its assets are sold.  In certain months during the liquidation period, the distribution may be greater than in other months, in certain months, the distribution may be smaller, and, in certain months, there may be no distribution.  We expect the liquidation period to continue for several years as Fund Ten’s portfolio winds down.

Below is the disposition that occurred this past year as well as the status of the remaining investments in Fund Ten’s portfolio.

Disposition

$3,868,000 Investment in Promissory Notes Secured by a Pool of Leases for Point of Sale Equipment

The Borrower:  Northern Leasing Systems, Inc., based in New York City, is an equipment finance company specializing in the origination and servicing of micro-ticket leases for point-of-sale terminals nationwide.

Investment:  In November 2008, Fund Ten purchased a 12.25% interest, through a joint venture with affiliates, in four promissory notes at a significant discount and received an assignment of the underlying Master Loan and Security Agreement.  Fund Ten purchased its interest in the notes for approximately $3,868,000.  The notes were secured by an active portfolio of leases for point of sale equipment located throughout the United States.  In December 2010, the promissory notes were restructured to extend each note’s term and increase each note’s interest rate by 1.50%. In January 2011, Fund Ten exchanged its 12.25% ownership interest in the joint venture for an assignment of its proportionate share of the future cash flows from the promissory notes.

Outcome:  On May 2, 2012, the promissory notes were satisfied in full prior to their maturity date.  During the term of this investment, Fund Ten collected approximately $5,074,000 in loan proceeds.

Current Portfolio

$9,024,960  Investment in Two Double Hulled Product Tankers Chartered to AET, Inc. Limited

The Charterer:  AET, Inc. Limited (“AET”) is a leading worldwide petroleum shipping company.  AET employs more than 3,000 highly skilled and dedicated people across the world to operate a young and technically advanced fleet of 69 tankers. The business is managed from regional centers in London, Houston, Kuala Lumpur and Singapore to move crude oil and refined products for the world’s oil companies and trading houses.  (Source: AET website)

The Vessels:  One 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (the “Eagle Carina”), and one 95,634 DWT Aframax product tanker, the M/V Eagle Corona (the “Eagle Corona”).

Investment:  In December 2008, Fund Ten purchased a 35.70% interest, through joint ventures with ICON Leasing Fund Twelve, LLC (“Fund Twelve”), in both the Eagle Carina and the Eagle Corona and bareboat chartered the vessels to AET through November 14, 2013.  The Eagle Carina was purchased for $39,010,000, comprised of Fund Ten’s cash contribution of $4,287,570, Fund Twelve’s cash contribution of $7,722,430, and $27,000,000 from non-recourse indebtedness.  The Eagle Corona was purchased for $41,270,000, comprised of Fund Ten’s cash contribution of $4,737,390, Fund Twelve’s cash contribution of $8,532,610, and $28,000,000 from non-recourse indebtedness.

Outlook:  The eighty-four month bareboat charters are scheduled to expire in November 2013 and it is expected that, at that time, Fund Ten will either sell or re-charter the vessels.  Fund Ten expects to receive up to $4,292,000 in future proceeds in connection with this investment.

$18,400,000 Investment in Container Vessels Chartered to ZIM Integrated Shipping Services, Ltd.

The Charterer:  ZIM Integrated Shipping Services Ltd. (“ZIM”) provides shipping, multi-modal and logistics services to ports of call in Europe, the United States, Canada, Central America, South America, Africa and Asia.  ZIM also offers inter-modal land, rail, and air services on routes between the Far East and the Caribbean, as well as the Mediterranean and China.  The company was founded in 1945 and is based in Haifa, Israel with offices in Asia, Australia, the Americas, Europe, Africa, Israel and the Near East.  (Source: Bloomberg Businessweek)

The Vessels:  Two 3,350 TEU (twenty-foot equivalent unit) container vessels, the Dubai Star (f/k/a the ZIM Korea) (the “Dubai Star”) and the China Star (f/k/a the ZIM Canada) (the “China Star”).

The Investment:  In March 2004, Fund Ten purchased the Dubai Star and the China Star for $70,700,000, which consisted of $18,400,000 in cash and $52,300,000 from non-recourse indebtedness.  Simultaneously with the purchase of the Dubai Star and the China Star, Fund Ten entered into bareboat charters with ZIM that were each scheduled to expire in June 2009, but were extended through June 30, 2014.

Outlook:  In July 2009, Fund Ten satisfied all of the non-recourse indebtedness obligations with respect to the Dubai Star and the China Star.  As a result, all bareboat charter hire payments are being paid directly to Fund Ten.  In October 2009, Fund Ten amended the bareboat charters for the Dubai Star and the China Star to restructure each respective charterer’s payment obligations.  The charter for the Dubai Star was extended through March 2016 and the charter for the China Star was extended through March 2017.  In addition to the charter proceeds already collected, Fund Ten expects to receive up to $52,572,000 in future charter and sale proceeds in connection with this investment.

Conclusion

As of December 31, 2012, Fund Ten anticipates future proceeds of up to $4,292,000 from its investment in the Aframax product tankers and proceeds of up to $52,572,000 from its investment in the container vessels.  The total anticipated proceeds represent a value of up to $383.67 per share.

As always, we are happy to answer any additional questions that you may have.  Please contact us at the following numbers:  Investors:  800-343-3736; Registered Representatives:  800-435-5697.

Neither Fund Ten nor its Manager accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the headings “The Borrower” or “The Charterer” contained within this document. The estimates and projections contained in this update do not take into account any fees or expenses (including, but not limited to, remarketing fees and expenses and attorneys’ fees and expenses) that may be necessary or advisable in connection with the realization of such estimates and projections.

Forward-Looking Information
Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.